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                                                                    EXHIBIT 23.2



                       CONSENT OF DELOITTE & TOUCHE, LLP

     We consent to the incorporation by reference in the Registration Statement of Suiza Foods Corporation on Form S-8 of our report dated February 14, 2000 (March 3, 2000 as to Note 3 thereto) appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1999.

DELOITTE & TOUCHE, LLP



Dallas, Texas
July 27, 2000